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                       MAXIMUM ANNIVERSARY VALUE OPTIONAL
                           DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Participant's or Owner's ("Owner") Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

This Endorsement modifies the "AMOUNT OF DEATH BENEFIT" under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the Contract.

The following definitions are added to the "DEFINITIONS" section of the
Contract:

     "DEATH BENEFIT ADJUSTMENT" -- Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal a, b or c, whichever is applicable, as follows:

                  (a) Where only Purchase Payment(s) are received after the
                      specified point in time, the dollar value of the Purchase Payments will be added to the Death Benefit payable; or

                  (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Contract Value was reduced at the time of the Withdrawal; or

                  (c) Where Purchase Payment(s) have been received and
                      Withdrawals made after the specified point in time, the Death Benefit amount payable will be adjusted by Purchase Payment(s) received after a specified point in time, reduced by any Withdrawal, received after that specified point in time in the same proportion that the Contract Value was reduced at the time of the Withdrawal.

     "MAXIMUM ANNIVERSARY VALUE" -- The greatest Contract anniversary value occurring prior to the Owner's [83rd] birthday.

     "NET PURCHASE PAYMENT(S)" - The sum of all Purchase Payment(s) reduced for each Withdrawal in the same proportion that the Contract Value is reduced by such Withdrawal.

     "REQUIRED DOCUMENTATION" - (a) Due Proof of Death that the Owner or the Spousal Beneficiary died before the Annuity Date; and, (b) an election form specifying the payment option(s); and, (c) any other documentation We may require.

     "WITHDRAWAL(S)" - Amount(s) withdrawn from the Contract Value including any charges and fees applicable to each such Withdrawal.

The definition of "SPOUSAL BENEFICIARY" is modified to read:

     The original deceased Owner's surviving spouse who is designated as the primary Beneficiary at the time of the Owner's death and may continue the Contract as the Owner on the Continuation Date.


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Item 3 under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the
Contract is modified as follows:

     3. If eligible, continue the Contract as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value, calculated as of the Owner's date of death. This amount is not considered a Purchase Payment.

[MAXIMUM ANNIVERSARY VALUE OPTIONAL DEATH BENEFIT CHARGE
On an annual basis, this charge equals [0% -- 1.00%] of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) or Variable Portfolio(s) to which the Contract is allocated. We deduct this charge daily. This charge is in addition to the charges in Your Contract.]

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
If the Owner was age [82 or younger] on the Contract Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

      (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) [100% of] Net Purchase Payment(s) received prior to the earlier of the Owner's [86th] birthday or date of death; or

      (3) [100% of] the Maximum Anniversary Value that occurs prior to the Owner's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

          As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary; and a Death Benefit Adjustment for Purchase Payment(s) received since that Contract anniversary but prior to the Owner's [86th] birthday and/or Withdrawals taken since that Contract anniversary.

If the Owner was at least age [83 but younger than age 86] on the Contract Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greater of:

      (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) The lesser of:

          a) [100% of] Net Purchase Payment(s) received prior to the Owner's [86th] birthday; or

          b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.


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[If the Owner was age [86 or older on the Contract Date, the Death Benefit will be [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.]

SPOUSAL BENEFICIARY CONTINUATION
If the Spousal Beneficiary continues the Contract on the Continuation Date the death benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [82 or younger] on the Continuation Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

      (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) [100% of] Contract Value on the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals taken after the Continuation Date; or

      (3) [100% of] the Maximum Anniversary Value after the Continuation Date and preceding the date of death that occurs prior to the Spousal Beneficiary's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

          As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary and a Death Benefit Adjustment for Purchase Payment(s) received after that Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals taken since that Contract anniversary.

If the Spousal Beneficiary was at least age [83 but younger than age 86] on the Continuation Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greater of:

      (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) The lesser of:

          a) [100% of] Contract Value on the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals taken after the Continuation Date; or

          b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.


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      If the Spousal Beneficiary was age [86 or older] on the Continuation
      Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

Signed for the Company to be effective on the Contract Date.

AIG SUNAMERICA LIFE ASSURANCE COMPANY


/s/ CHRISTINE A. NIXON                           /s/ JANA W. GREER
-------------------------------                  -------------------------------
    Christine A. Nixon                               Jana W. Greer
        Secretary                                      President



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